Novatel Wireless Second Quarter 2011 Financial Results

Revenue Increases 90 Percent from First Quarter; 64 Percent from Prior Year

SAN DIEGO, Aug. 4, 2011 /PRNewswire/ -- Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported preliminary financial results for the second quarter ended June 30, 2011.

	2Q 2011	2Q 2010	1Q 2011
Revenue	$118.0M	$71.8M	$61.8M
GAAP Net Income (Loss)	$(3.9M)	$(22.0M)	$(22.1M)
GAAP EPS (Loss)	$(0.12)	$(0.70)	$(0.69)
Non-GAAP Net Income (Loss)	$(0.9M)	$(4.3M)	$(17.8M)
Non-GAAP EPS (Loss)	$(0.03)	$(0.14)	$(0.56)

"Our second quarter benefited from strong growth in our MiFi® intelligent mobile hotspot product line, as well as initial sales of 4G Expedite® embedded solutions," said Peter Leparulo, CEO of Novatel Wireless. "Our LTE MiFi hotspot has quickly become the category leader. Our LTE Expedite embedded modules have achieved a number of tier-one OEM design wins for future product launches in the U.S. and around the world.

"In our M2M business, we are seeing the benefits of our Enfora acquisition begin to unfold, although revenues were constrained due to shortages of certain key components caused by supply disruptions in Japan. Our recently launched Spider MT2500, MT3000 and AT3010 solutions with our N4A software gateway platform have received strong interest from global carriers and enterprise customers seeking asset tracking systems and are expected to be key products for driving our M2M business growth."

Operating Results

Second quarter revenue was $118.0 million, solidly within our guidance range of $112 to $122 million. This was achieved despite the constrained Solutions & Services revenue at our Enfora division related to component shortages.

Sales by major product category were as follows:

Revenue by Product Category	2Q 2011	2Q 2010*	1Q 2011
Mobile Broadband Devices Embedded Solutions Solutions & Services	$101.3M $ 11.8M $ 4.9M	$70.9M $ 7.6M $ 8.8M	$48.2M $ 6.4M $ 7.2M
Total	$118.0M	$87.3M	$61.8M
* 2Q 2010 revenues in this chart are pro forma to include Enfora pre-merger results for this period.

Gross margin was 22.2 percent of revenue on a GAAP basis. On a non-GAAP basis, gross margin was 23.2 percent, exceeding the range of our previous guidance of 21 to 22 percent.

Non-GAAP Earnings Summary

The following adjustments are included in the second quarter non-GAAP loss per share.

GAAP Loss Per Share	$(0.12)
Adjustments:
Stock-based compensation expense	$ 0.04
Acquisition-related charges	$ 0.05
Integration expense	$ 0.00
Non-GAAP Loss Per Share	$(0.03)

Segment Results

GAAP financial results by operating segment were as follows:

	2Q 2011	2Q2010
Revenue
Mobile Computing Products	$105.8M	$71.8M
M2M Products and Solutions	$ 12.2M	--
Total	$118.0M	$71.8M

Operating Income (Loss)
Mobile Computing Products	$ 1.0M	$(8.0M)
M2M Products and Solutions	$( 4.1M)	--
Total	$( 3.1M)	$(8.0M)

Recent Business Highlights

  In May, Novatel Wireless became the first provider to have an embedded LTE solution commercially available and compatible with the Verizon Wireless network. Our Expedite® embedded-module portfolio provides innovative solutions to integrate high-speed data connectivity into tablets, notebooks, and various other portable devices. Customer shipments to leading manufacturers began during the second quarter.
  In June, Novatel Wireless extended its innovative Expedite embedded-mobile portfolio with the ultra-thin LGA (Land Grid Array) form factor targeted at tablets, mobile Internet devices, portable entertainment devices and consumer electronics devices.
  Novatel Wireless began supplying its MiFi® 4082 Intelligent Mobile Hotspot to Comcast, supporting its nationwide rollout of Xfinity® Internet 2go. The new MiFi 4082 delivers 4G WiMAX speeds and complements Comcast's entertainment offerings with one-touch connectivity for up to five Wi-Fi enabled devices.
  Novatel Wireless entered the insurance telematics market with the Enfora Spider MT 3000 solution. This new platform is purpose-built for the usage-based insurance, telematics, and fleet management markets.
  Novatel Wireless entered the electric smart-grid market in cooperation with Consert Inc and Qualcomm. The Novatel Wireless' Expedite® E396 PCI Express Mini Card is being embedded into the Consert Virtual Peak Plant(SM) Solution, allowing utilities to effectively manage load resources in real-time.
  Enfora expanded its collaboration with SeeControl, a company that offers a cloud-based platform for building tailored M2M applications.  Our combined offerings will improve visibility, management, and operation of remote mobile and fixed assets. We will integrate software components into a complete solution making it easier than ever for customers to deploy an intelligent-asset network across their existing platforms.
  Novatel Wireless was selected by POM Inc. to supply wireless modules and services for POM's new Parktel™ credit card parking meter. The Parktel meter uses a tightly integrated Enfora wireless module coupled with Enfora's N4A communications and management platform. This provides a secure wireless transaction capability together with the ability to manage the meters remotely via a simple web-based tool.
  Best Buy announced the availability of the Novatel Wireless 3G MiFi® Mobile Hotspot and Ovation™ USB modem on Best Buy Connect(SM), its mobile-broadband service.  The devices are branded Rocketfish, a Best Buy private-label brand that represents a portfolio of connectivity solutions.

Third Quarter 2011 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the third quarter of 2011 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

Third Quarter 2011
Revenues	$105 - $120 million
Non-GAAP Gross Margin	23%

Non-GAAP Loss Per Share	($0.10) - $0.00

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. For parties in the United States and Canada, call 1-800-762-8779 to access the conference call. International parties can access the call at 1-480-629-9771.

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4448643. International parties should call 303-590-3030.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi Intelligent Mobile Hotspots, Ovation USB modems, Expedite embedded modules, Enfora smart M2M modules, and Enfora integrated M2M solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our financial results for the second quarter ended June 30, 2011 and our outlook for the third quarter of 2011, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Non-GAAP net income, diluted earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.

  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2011 Novatel Wireless. All rights reserved. MiFi, Expedite, Ovation, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:

William A. Walkowiak, CFA
Novatel Wireless
(858) 431-3711
ir@nvtl.com

Media contact:

Charlotte Rubin
Novatel Wireless
(858) 812-3431
crubin@nvtl.com

NOVATEL WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$ 32,013	$ 17,375
Marketable securities	26,112	59,775
Accounts receivable, net	41,523	63,570
Inventories	50,145	43,094
Deferred tax assets, net	225	218
Prepaid expenses and other	4,159	6,961
Total current assets	154,177	190,993

Property and equipment, net	19,905	21,281

Marketable securities	17,090	20,676

Intangible assets, net	40,367	44,265

Goodwill	22,258	22,258

Deferred tax assets, net	2,144	2,103

Other assets	710	532
Total assets	$ 256,651	$ 302,108

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 57,357	$ 77,769
Accrued expenses	25,479	26,050
Total current liabilities	82,836	103,819

Capital lease obligations, long-term	-	55
Other long-term liabilities	12,528	12,831

Total liabilities	95,364	116,705

Stockholders' equity:

Common stock	32	32
Additional paid-in capital	426,134	424,270
Accumulated other comprehensive income	27	21
Accumulated deficit	(239,906)	(213,920)
	186,287	210,403
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	161,287	185,403

Total liabilities and stockholders' equity	$ 256,651	$ 302,108

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net revenues	$ 118,021	$ 71,823	$ 179,805	$ 144,062
Cost of net revenues	91,839	58,231	147,629	112,701
Gross profit	26,182	13,592	32,176	31,361

Operating costs and expenses:
Research and development	14,832	11,152	30,391	22,494
Sales and marketing	8,210	4,351	15,594	11,095
General and administrative	5,714	6,103	10,307	10,476
Amortization of acquired intangibles	527	-	1,055	-
Total operating costs and expenses	29,283	21,606	57,347	44,065

Operating loss	(3,101)	(8,014)	(25,171)	(12,704)

Other income (expense):
Interest income (expense), net	85	(604)	243	(406)
Other income (expense), net	(607)	1,390	(485)	1,251

Loss before income taxes	(3,623)	(7,228)	(25,413)	(11,859)

Income tax expense	275	14,811	573	13,569
Net loss	$ (3,898)	$ (22,039)	$ (25,986)	$ (25,428)

Per share data:

Net loss per share:
Basic	$ (0.12)	$ (0.70)	$ (0.81)	$ (0.81)
Diluted	$ (0.12)	$ (0.70)	$ (0.81)	$ (0.81)

Weighted average shares used in computation of
net loss per share:
Basic	32,048	31,439	31,979	31,312
Diluted	32,048	31,439	31,979	31,312

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net loss	$ (3,898)	$ (22,039)	$ (25,986)	$ (25,428)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Accrued interest expense	-	147	-	147
Amortization of debt issuance costs	-	541	-	541
Depreciation and amortization	4,778	2,756	9,686	5,409
Impairment loss on intangible assets and equipment		146	75	146
Provision for bad debts	101	144	123	28
Net impairment loss on marketable securities	154	-	154	-
Inventory provision	200	(57)	320	430
Share-based compensation expense	1,191	1,750	2,486	3,143
Excess tax benefits from equity based compensation	-	(1)	-	(89)
Non-cash income tax expense (benefit)	257	12,892	(401)	13,569
Changes in assets and liabilities:
Accounts receivable	2,519	(12,059)	21,925	(9,108)
Inventories	5,033	2,276	(7,371)	7,714
Prepaid expenses and other assets	495	1,776	3,010	483
Accounts payable	4,961	12,900	(20,965)	10,864
Accrued expenses, income taxes, and other	3,165	(7,130)	(575)	(3,888)

Net cash provided by (used in) operating activities	18,956	(5,958)	(17,519)	3,961

Cash flows from investing activities:
Purchases of property and equipment	(2,423)	(2,803)	(3,835)	(3,609)
Purchases of intangible assets	(100)	(185)	(100)	(185)
Purchases of securities	(81)	(21,485)	(10,959)	(77,367)
Securities maturities/sales	2,030	119,957	47,674	153,371

Net cash provided by (used in) investing activities	(574)	95,484	32,780	72,210
Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	-	27,415	-	27,415
Principal payments under capital lease obligations	(27)	(28)	(55)	(76)
Proceeds from stock option exercises net of taxes paid on vested restricted stock units	(54)	1,168	(622)	570
Excess tax benefits from equity based compensation	-	1	-	89
Deposit of restricted funds	-	(188,890)	-	(188,890)

Net cash used in financing activities	(81)	(160,334)	(677)	(160,892)
Effect of exchange rates on cash and cash equivalents	(1)	(35)	54	(83)

Net increase (decrease) in cash and cash equivalents	18,300	(70,843)	14,638	(84,804)
Cash and cash equivalents, beginning of period	13,713	86,064	17,375	100,025
Cash and cash equivalents, end of period	$32,013	$ 15,221	$ 32,013	$ 15,221

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$ 1	$ 61	$ 3	$ 66
Income taxes	$ 152	$ 52	$ 152	$ 229
Supplemental disclosures of non-cash financing activities:
Marketable equity securities received in settlement of note receivable	$ -	$ -	$ 384	$ -
Accrued debt issuance costs	$ -	$ 325	$ -	$ 325

Novatel Wireless, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
Three Months and Six Months Ended June 30, 2011
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011		June 30, 2011
	Net Income (Loss)	Income (Loss) Per Share, Diluted	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$(3,898)	$ (0.12)	$(25,986)	$ (0.81)

Adjustments:
Share-based compensation expense (a)	1,191	0.04	2,486	0.08

Acquisition related charges (b)	1,647	0.05	4,441	0.14

Integration (c)	148	0.00	359	0.01
Non-GAAP net loss	$ (912)	$ (0.03)	$(18,700)	$ (0.58)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b)  Adjustments for the three months ended June 30, 2011 reflect amortization of purchased intangibles.  Adjustments for the six months ended June 30, 2011 reflect amortization of purchased intangibles and fair value of acquired finished goods.

The adjustment for the six months ended June 30, 2011 was partially offset by an $880,000 benefit due to the reversal of estimated contingent consideration related to the acquisition of Enfora.
(c) Adjustments reflect integration related activities in connection with the acquisition of Enfora
See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2011
(in thousands)
(Unaudited)

	GAAP	Share-based Compensation expense (a)	Amortization expense & integration (b)	Non-GAAP

Cost of net revenues	$ 91,839	$ 108	$ 1,120	$ 90,611

Operating costs and expenses:
Research and development	14,832	383	-	14,449
Sales and marketing	8,210	284	-	7,926
General and administrative	5,714	416	148	5,150
Amortization of acquired intangibles	527		527	-
Total operating costs and expenses	$ 29,283	1,083	675	$ 27,525

Total		$ 1,191	$ 1,795

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b) Adjustments reflect amortization of purchased intangibles, and integration costs related to the acquisition of Enfora, Inc.
See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2011
(in thousands)
(Unaudited)

	GAAP	Share-based Compensation expense (a)	Acquisition costs, inventory mark-up, integration costs and intangibles amortization (b)	Contingent Consideration (c)	Non-GAAP

Cost of revenues	$ 147,629	$ 234	$ 4,266	$ -	$ 143,129

Operating costs and expenses:
Research and development	30,391	808	-	-	29,583
Sales and marketing	15,594	563	-	-	15,031
General and administrative	10,307	881	359	(880)	9,947
Amortization of acquired intangibles	1,055	-	1,055	-	-
Total operating costs and expenses	$ 57,347	2,252	1,414	(880)	$ 54,561

Total		$ 2,486	$ 5,680	$ (880)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b) Adjustments reflect amortization of purchased intangibles, fair value of acquired finished goods, and integration costs related to the acquisition of Enfora, Inc.
(c) The Company revised its estimate of contingent consideration related to the acquisition of Enfora, Inc. to $0.
See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Loss before Income Taxes to EBITDA
Three and Six Months Ended June 30, 2011
(in thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011

Loss before income taxes	$ (3,623)	$ (25,413)
Depreciation and amortization charges	4,778	11,521
Share-based compensation expense	1,191	2,486
M&A related activities	148	(521)
Other expense (income)	522	242
EBITDA	$ 3,016	$ (11,685)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.